Filed Pursuant To Rule 433

Registration No. 333-180974

November 18, 2013

spdrgoldshares.com
November 15, 2013
All that Glitters...
The Case for a Strategic Allocation to Gold
SPDR GLD
GOLD SHARES
WORLD GOLD COUNCIL
Precise in a world that isn’t.
IBG-10227

Table of Contents
Gold Overview
The Strategic Case for Gold
Ways to Implement
Important Disclosures
WORLD GOLD COUNCIL
SPDR GLD
GOLD SHARES
p.2
IBG-10227

Gold Overview
WORLD GOLD COUNCIL
SPDR GLD
GOLD SHARES
IBG-10227

Drivers of Gold Demand Growth
Importance of Asian markets
- China and India represent more than half of total gold demand (49%)*
- Their unmatched cultural affinity to gold coupled with economic development, will continue to support demand
Investment demand
- The current global economic environment is conducive for gold investment: low to negative real rates, potential future global inflation, heightened uncertainty and the growth of developing economies
Central banks
- Central banks have become strong net buyers lead by emerging markets; this trend is likely to continue
Gold is becoming a foundation asset in portfolio construction
- Diversification and risk management are key in portfolio construction
- Capital preservation adds a positive layer to gold as a strategic asset
* Source: Thompson Reuters GFMS. As of May 2013.
Diversification does not ensure a profit or guarantee against loss.
WORLD GOLD COUNCIL
SPDR GLD
GOLD SHARES
p.4
IBG-10227

Gold Supply and Demand, 2012
2012 demand by source (tonnes)
2012 supply by source (tonnes)
Official sector
(532t), 11.9%
Jewelry
(1,893t), 42.3%
Recycled gold
(1,616t), 36.1%
Mine production
(2,861t), 63.9%
Technology
(407t), 9.1%
Investment*
(1,645t), 36.7%
* Includes bars, coins, ETFs, OTC purchases and gold stock movements
Source: Thompson Reuters GFMS.
WORLD GOLD COUNCIL
SPDR GLD
GOLD SHARES
p.5
IBG-10227

Price Discovery - Market Participants
Long term impact
Short term impact
Price
Gold Price Discovery
- high price sensitivity
- low price sensitivity
- direct price impact
- indirect price impact
World Gold Council | Gold and Its Role in Portfolio Construction | October 2013
WORLD GOLD COUNCIL
SPDR GLD
GOLD SHARES
p.6
IBG-10227

Price Discovery - Market Participants
Long term impact
Short term impact
ETF
Holdings
ETF
OTC
Futures
Price
Gold Price Discovery
World Gold Council | Gold and Its Role in Portfolio Construction | October 2013
WORLD
GOLD
COUNCIL
- high price sensitivity
- low price sensitivity
- direct price impact
- indirect price impact
SPDR GLD
GOLD SHARES
p.7
IBG-10227

Price Discovery - Market Participants
Long term impact
Short term impact
ETF Holdings
ETF
Refiner
Importer
OTC
Futures
Price
Gold Price Discovery
- high price sensitivity
- low price sensitivity
- direct price impact
- indirect price impact
World Gold Council | Gold and Its Role in Portfolio Construction | October 2013
IBG-10227
WORLD
GOLD
COUNCIL
SPDR GLD
GOLD SHARES
p.8

Price Discovery - Market Participants
Long term impact
Short term impact
Wholesaler
ETF Holdings
ETF
Refiner
Importer
OTC
Futures
Price
Gold Price Discovery
- high price sensitivity
- low price sensitivity
- direct price impact
- indirect price impact
World Gold Council | Gold and Its Role in Portfolio Construction | October 2013
IBG-10227
WORLD
GOLD
COUNCIL
SPDR GLD
GOLD SHARES
p.9

Price Discovery - Market Participants
Long term impact
Short term impact
Retailer
Wholesaler
ETF Holdings
ETF
Refiner
Importer
OTC
Futures
Price
Gold Price Discovery
- high price sensitivity
- low price sensitivity
- direct price impact
- indirect price impact
World Gold Council | Gold and Its Role in Portfolio Construction | October 2013
IBG-10227
WORLD
GOLD
COUNCIL
SPDR GLD
GOLD SHARES
p.10

Price Discovery - Market Participants
Long term impact
Short term impact
Consumers
Retailer
Wholesaler
ETF Holdings
ETF
Refiner
Importer
OTC
Futures
Price
Gold Price Discovery
- high price sensitivity
- low price sensitivity
- direct price impact
- indirect price impact
World Gold Council | Gold and Its Role in Portfolio Construction | October 2013
IBG-10227
WORLD
GOLD
COUNCIL
SPDR GLD
GOLD SHARES
p.11

To Summarize Demand and Supply…
The market has nothing to fear from the supply side.
There are some encouraging signs on the demand side.
Visit www.gold.org and look for the regular quarterly survey of Gold Demand Trends from the World Gold Council.
IBG-10227
WORLD
GOLD
COUNCIL
SPDR GLD
GOLD SHARES
p.12

The Strategic Case for Gold
IBG-10227
WORLD
GOLD
COUNCIL
SPDR GLD
GOLD SHARES

Gold as a Strategic Portfolio Asset
The Case for Strategic Allocation to Gold
Portfolio Risk Management
Portfolio diversification
- Lack of correlation to most other asset classes*
- Tail-risk hedging
Moderate volatility
Deep and liquid market
No credit or counterparty risk
Capital Preservation
Inflation/deflation hedging
Currency hedging
World Gold Council | Gold and Its Role in Portfolio Construction | October 2013
* Over the 10-year period ending March 31, 2013, gold’s correlation with the S&P 500? has been 0.09 with 0 being uncorrelated and 1 being perfectly correlated (Sources: StyleADVISOR, SSGA, March 31, 2013).
IBG-10227
WORLD
GOLD
COUNCIL
SPDR GLD
GOLD SHARES
p.14

Gold Has Low Correlation Relative to Most Assets in the Long-Run
Correlation of weekly returns between gold (US$/oz) and selected asset classes
(US$); Jan ‘87 - Jul ‘10*
JPM 3-month T-bill Index
JPM US Treasury Index
BarCap Global Tsy Agg ex US
BarCap US Credit
BarCap US High Yield
JPM EM sovereign debt
MSCI US
MSCI EAFE
MSCI EM
S&P GSCI
Gold (US$/oz)
-1.0
-0.8
-0.6
-0.4
-0.2
0.0
0.2
0.4
0.6
0.8
1.0
%
-
* Except for MSCI EM index (Dec‘87 - Jul‘10) and JP Morgan EM sovereign debt index (Dec‘90 - Jul‘10) due to data availability.
Source: Barclays, Bloomberg, JP Morgan, LBMA, World Gold Council
IBG-10227
WORLD
GOLD
COUNCIL
SPDR GLD
GOLD SHARES
p.15

Gold’s Volatility Tends to be Lower than Equity and Commodity Indices
Annualised volatility (%) of weekly returns for selected asset classes
Jan ‘87 – Jul ‘10*
JPM 3M T-Bill Index
BarCap US Treasury Agg
BarCap US Credit Index
BarCap US High Yield
BarCap Global Tsy Agg ex US
JPM EM sovereign debt
Gold (US$/oz)
MSCI US
MSCI EAFE
S&P GSCI
MSCI EM
5 10 15 20 25%
* Except for MSCI EM index (Dec‘87 – Jul‘10) and JP Morgan EM sovereign debt index (Dec‘90 – Jul‘10) due to data availability.
Source: Barclays, Bloomberg, JP Morgan, LBMA, MSCI Barra, Standard & Poor’s, World Gold Council
IBG-10227 WORLD GOLD COUNCIL SPDR GLD GOLD SHARES p.16

Gold as a Strategic Portfolio Asset
Liquidity: High-Quality Liquid Global Asset that Trades 24/7
Average daily volume in US dollars for various assets
Dow Jones (all stocks)
German Bunds
UK Gilts
US Agencies
Euro/yen
Gold
US$/sterling
Japanese government bonds
US$/yen
US Treasuries
US$/euro
0 200 400 600 800 1,000 1,200 US$ billion
World Gold Council | Gold and Its Role in Portfolio Construction | October 2013
Source: German Finance Agency, Japanese MOF, SIFMA, CPM Group, UK DMO, LBMA, World Gold Council
IBG-10227 WORLD GOLD COUNCIL SPDR GLD GOLD SHARES p.17

Performance of Gold Under Different Inflation Scenarios
Real Returns for Gold Under Different Inflation Environments
%
18 16 14 12 10 8 6 4 2 0
Low (<2%) Moderate (2% - 5%) High (>5%)
US CPI YoY
World Gold Council | Gold and Its Role in Portfolio Construction | October 2013
Source: Bloomberg, World Gold Council
IBG-10227 WORLD GOLD COUNCIL SPDR GLD GOLD SHARES p.18

Gold Acts as a Currency Hedge and in Particular is Negatively Correlated to the US Dollar
Gold versus US Trade-Weighted Dollar Index and Euro Basket
US$/oz
2,000 1,800 1,600 1,400 1,200 1,000 800 600 400 200
Sov’n Debt Crisis Index level
140 130 120 110 100 90 80 70 60
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011
-Gold spot price (US$/oz, LHS) -US trade-weighted dollar index (RHS) -BOE effective FX Euro
Source: Bloomberg, World Gold Council
IBG-10227 WORLD GOLD COUNCIL SPDR GLD GOLD SHARES p.19

Gold as a Strategic Portfolio Asset
Optimal Allocation: Range Between 2% and 10%
Research Findings for Optimal Gold Allocations for Various Portfolios*
Gold Allocation
10% 8% 6% 4% 2% 0%
$ € £ ¥ Currency
Gold Holdings < 1% of Total Global Assets (Dec 2012)
World Gold Council | Gold and Its Role in Portfolio Construction | October 2013
These ranges depend on investor risk tolerance and portfolio composition. Assets include cash, bond, equities, gold, commodities and in some cases other alternative investments. Result based on research conducted by Oxford Economics, New Frontier Advisors and the World Gold Council. Source: World Gold Council.
IBG-10227 WORLD GOLD COUNCIL SPDR GLD GOLD SHARES p.20

An Allocation to Gold over the Past 10 Years has Resulted in Higher Risk-Adjusted Returns
10-year performance of a Simulated Portfolio with and without an allocation to gold
12 10 8 6 4 2 0
Annualized Return (%) Standard Deviation (%) Sharpe Ratio Blended portfolio* Blended portfolio, with gold**
7.27 8.59 10.75 9.92 0.52 0.70
Source: Zephyr StyleADVISOR, as of 5/31/13
* S&P 500 50% MSCI EAFE 20% Barclays US Aggregate 30%
** S&P 500 45% MSCI EAFE 15% Barclays US Aggregate 25% Gold London PM Fix 15%
Past performance is not a guarantee of future results.
Diversification does not ensure a profit or guarantee against loss.
Index returns are unmanaged and do not reflect the deduction of any fees or expenses. Index returns reflect all items of income, gain and loss and the reinvestment of dividends and other income.
IBG-10227 WORLD GOLD COUNCIL SPDR GLD GOLD SHARES p.21

Ways to Implement
IBG-10227 WORLD GOLD COUNCIL SPDR GLD GOLD SHARES

How to Get Gold Exposure Into a Portfolio
Gold ETFs
Stocks of Gold Mining Companies
Gold Options and Futures Contracts
Direct Ownership of Physical Bullion
WORLD
GOLD
COUNCIL
IBG-10227
SPDR GLD
GOLD SHARES
p.23

What are SPDR® Gold Shares (GLD)?
Launched in 2004, GLD was the first US ETF backed by physical gold, offering all investors a relatively cost efficient and secure way to access the gold market.
- GLD is designed to track the price of gold (not an index, not futures), net of Trust expenses
- Each GLD share represents a fractional undivided interest in the Trust
- The gold held in the Trust is the property of the Trust; it is never traded, leased or loaned
- The Trust’s assets consist of 100% allocated gold in the form of London Good Delivery Bars
- London Good Delivery Bars must be in compliance with the standards set forth by the London Bullion Market Association with respect to size, weight and fineness
- GLD shares are listed on the NYSE Arca, and cross-listed in Mexico, Hong Kong, Singapore and Japan
- GLD shares are available to be bought and sold throughout the trading day, like any other stock
WORLD
GOLD
COUNCIL
IBG-10227
SPDR GLD
GOLD SHARES p.24

SPDR Gold Shares - The Global Leader in Gold ETFs
Market Leadership
- First US-listed commodity ETF, reaching more than $1b in the first 3 trading days
- With more than 32m ounces in the Trust, GLD has 82% US market share and 48% global market share among bullion-backed ETFs
Leader in Liquidity
- $1.7b average daily dollar volume traded; 19 times larger than the closest competitor in May 2012
- Bid/ask spread is 0.75 bps of share price, making GLD less expensive to trade than its closest competitor (7.43 bps)
Lower total costs
- Because of GLD’s higher shares price and liquidity advantage, which means tighter bid/ask spreads, it is less expensive to own GLD than IAU
Source: Bloomberg, SSgA. As of May 31, 2013
WORLD
GOLD
COUNCIL
IBG-10227
SPDR GLD
GOLD SHARES p.25

Global Leader in Gold Holdings
ETF Ounces in Trust Global Market share
SPDR Gold Trust (GLD) 32,573,918 48.3%
ZKB Gold ETF 6,779,058 10.0
IAU 6,019,334 8.9
ETFS Physical Gold 4,111,011 6.1
GBS 4,045,205 6.0
Julius Baer Physical Gold 2,830,100 4.2
Source Gold ETC 1,971,133 2.9
XETRA-Gold 1,686,660 2.5
NewGold 1,496,033 2.2
db Gold ETC 1,474,879 2.2
CS II Gold ETF 1,436,948 2.1
UBS Index Solutions - Gold ETF 1,141,893 1.7
ETFS Physical Swiss Gold Shares 1,059,776 1.6
GBS 364,120 0.5
ETFS Physical Swiss Gold Shares 233,892 0.3
Value Gold ETF 86,257 0.1
ETFS Physical Asian Gold Shares 49,395 0.1
RBS Physical Gold 36,452 0.1
GOLDIST 30,543 0.05
BetaShares Gold Bullion ETF 28,057 0.04
Dubai Gold Securities 5,000 0.01%
ETF Ounces in Trust US Market share
SPDR Gold Shares (GLD) 32,573,918 82.1%
IAU 6,019,334 15.2
ETFS Physical Swiss Gold Shares 1,059,776 2.7%
Source: Bloomberg
As of 5/31/3013
WORLD
GOLD
COUNCIL
IBG-10227
SPDR GLD
GOLD SHARES p.26

Leader in Trading Liquidity: GLD Traded 15 Times More than the Closest Competitor in May 2013
1-month Avg Daily Notional Trading Volume
$3,000,000,000
$2,500,000,000
$2,000,000,000
$1,500,000,000
$1,000,000,000
$500,000,000
$0
Jun-12
Jul-12
Aug-12
Sep-12
Oct-12
Nov-12
Dec-12
Jan-13
Feb-13
Mar-13
Apr-13
May-13
SGOL IAU GLD
Source: Bloomberg,
As of May 31, 2013
FOR INVESTMENT PROFESSIONAL USE ONLY
WORLD
GOLD
COUNCIL
IBG-10227
SPDR GLD
GOLD SHARES p.27

Important Disclosure
WORLD
GOLD
COUNCIL
SPDR GLD
GOLD SHARES

Important Disclosures
FOR INVESTMENT PROFESSIONAL USE ONLY. Not for use with the public.
Commodities and commodity-index linked securities may be affected by changes in overall market movements, changes in interest rates, and other factors such as weather, disease, embargoes, or political and regulatory developments, as well as trading activity of speculators and arbitrageurs in the underlying commodities.
ETFs trade like stocks, are subject to investment risk, fluctuate in market value and may trade at prices above or below the ETFs net asset value. Brokerage commissions and ETF expenses will reduce returns.
Important Information Relating to SPDR Gold Trust:
The SPDR Gold Trust (“GLD”) has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GLD has filed with the SEC for more complete information about GLD and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting www.spdrgoldshares.com. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus if you request it by calling 1-866-320-4053.
GLD shares trade like stocks, are subject to investment risk and will fluctuate in market value. The value of GLD shares relates directly to the value of the gold held by GLD (less its expenses), and fluctuations in the price of gold could materially and adversely affect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by them. GLD does not generate any income, and as GLD regularly sells gold to pay for its ongoing expenses, the amount of gold represented by each Share will decline over time. Investing involves risk, and you could lose money on an investment in GLD. Please see the GLD prospectus for a detailed discussion of the risks of investing in GLD shares.
“SPDR” is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and has been licensed for use by State Street Corporation. No financial product offered by State Street Corporation or its affiliates is sponsored, endorsed, sold or promoted by S&P or its affiliates, and S&P and its affiliates make no representation, warranty or condition regarding the advisability of buying, selling or holding units/shares in such products. Further limitations that could affect investors’ rights may be found in GLD’s prospectus.
For more information contact State Street Global Markets, LLC, One Lincoln Street, Boston, MA, 02111, 866.320.4053 or visit www.spdrgoldshares.com.
WORLD
GOLD
COUNCIL
SPDR GLD
GOLD SHARES p.29

SPDR® GOLD TRUST has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any Authorized Participant will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, One Lincoln Street, Attn: SPDR® Gold Shares, 30th Floor, Boston, MA 02111.